UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245
(Address of principal executive office) (Zip Code)

(310) 598-3173
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported under Item 2.01 of the Current Report on Form 8-K of Landmark Infrastructure Partners LP (the “Partnership”), filed on November 3, 2016, the Partnership completed its acquisition on October 31, 2016 of 100% of the equity interests in certain entities that own approximately 4,000 acres of land in California (the “Land Portfolio”) from Recurrent Energy Landco LLC, a subsidiary of Canadian Solar Inc., in exchange for cash consideration of approximately $73 million.

This Current Report on Form 8-K/A amends the Form 8-K filed on November 3, 2016 to file the financial information required by Items 9.01(a) and 9.01(b), as permitted by Items 9.01(a)(4) and 9.01(b)(2), respectively, of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.  The Land Portfolio audited statement of revenue and certain expenses for the year ended December 31, 2015, the unaudited statement of revenue and certain expenses for the nine months ending September 30, 2016 and the accompanying notes of the acquired Land Portfolio are filed herewith as Exhibit 99.1 provided to conform to Regulation S-X, Rule 3-14.

(b)

Pro forma financial information. The unaudited pro forma consolidated and combined balance sheet as of September 30, 2016 and the consolidated and combined statements of operations of the Partnership for the nine months ended September 30, 2016 and for the year ended December 31, 2015 are filed herewith as Exhibit  99.2.

(d) Exhibits

Exhibit
Number	Description
23.1	Consent of Ernst & Young.
99.1

Land Portfolio audited statement of revenue and certain expenses for the year ended December 31, 2015 and the unaudited statement of revenue and certain expenses for the nine months ending September 30, 2016.

99.2	Unaudited pro forma consolidated and combined financial statements for Landmark Infrastructure Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

5
Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: January 6, 2017	By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of Ernst & Young.
99.1

Land Portfolio audited statement of revenue and certain expenses for the year ended December 31, 2015 and the unaudited statement of revenue and certain expenses for the nine months ending September 30, 2016.

99.2	Unaudited pro forma consolidated and combined financial statements for Landmark Infrastructure Partners LP.